As filed with the Securities and Exchange Commission on October 4, 2013

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________

DEEP DOWN, INC.

(Exact name of Registrant as specified in its charter)

Nevada	3533	75-2263732
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Parkway N., Suite 100

Houston, Texas 77040

(281) 517-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald E. Smith, President and Chief Executive Officer

Deep Down, Inc.

8827 W. Sam Houston Parkway N., Suite 100

Houston, Texas 77040

(281) 517-5000

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copy to:

Brock Niezgoda	Scott MacTaggert
Looper Reed & McGraw P.C.	Lewis Roca Rothgerber LLP
1300 Post Oak Blvd., Suite 2000	3993 Howard Hughes Parkway, Suite 600
Houston, Texas 77056	Las Vegas, Nevada 89169
Telephone: (713) 986-7122	Telephone: (702) 949-8200
Facsimile: (713) 730-5839	Facsimile: (702) 949-8398

Approximate date of commencement of proposed sale to the public:

From time to time, after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value	4,443,611 Shares	2.47	$10,975,719	$1,417

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also registers such additional shares of common stock of the Registrant as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or other capital adjustments.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low sale prices of the Company’s common stock as reported on the OTCQX marketplace on September 30, 2013.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission relating to these securities is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER __, 2013

PRELIMINARY PROSPECTUS

4,443,611 Shares of Common Stock

These shares were issued to the Selling Shareholders pursuant to a private placement with closing dates on September 10, 2013 and September 26, 2013 (the “Private Placement”), and issued pursuant to an exemption provided by Rule 506 of the Securities Act of 1933, as amended. The term “Selling Shareholders” also covers persons to whom the original Selling Shareholders transfer their shares, including transferees, donees, pledgees, or other successors.

The methods of sale of the common stock offered by this Prospectus are described under the heading “Plan of Distribution” on page 16. We will receive none of the proceeds from the sale of any of the common stock to which this Prospectus relates. See “Use of Proceeds” on page 9.

The prices at which the Selling Shareholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices, or prices determined from time to time by the Selling Shareholders.  See “Plan of Distribution” on page 16.

Sales of our common stock are reported on the OTCQX U.S., a segment of the OTCQX marketplace, under the symbol “OTCQX: DPDW.” On October 3, 2013, the last reported sale price of our common stock was $2.34 per share.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The Selling Shareholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each Selling Shareholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, Selling Shareholders may be deemed underwriters.

The information in this Prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Investing in our common stock involves a high degree of risk. You should carefully read and consider the “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October __, 2013.

ii

PROSPECTUS SUMMARY

This Prospectus Summary highlights key aspects of our business that are described in more detail in our reports filed with the Securities and Exchange Commission. This Prospectus Summary does not contain all of the information that you should consider before making a future investment decision with respect to our securities. You should read this entire Prospectus carefully, including the “Risk Factors” and the information incorporated by reference.

Unless the context indicates otherwise, all references in this Prospectus to “Deep Down,” “the Company,” “we,” “us” and “our” refer to Deep Down, Inc. and its wholly-owned subsidiaries.

You should rely only on the information contained or incorporated by reference in this Prospectus. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information appearing in this Prospectus is accurate only as of the date on the front cover of this Prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operation and prospects may have changed since these dates.

Our Company

Deep Down, Inc. (OTCQX: DPDW) is a Nevada corporation engaged in the oilfield services industry. Deep Down is publicly traded and was incorporated on December 14, 2006, through a reverse merger with MediQuip Holdings, Inc. (“MediQuip”), a publicly-traded Nevada corporation.

Deep Down is the parent company to the following wholly-owned subsidiaries: Deep Down, Inc., a Delaware corporation (“Deep Down Delaware”), Mako Technologies, LLC, a Nevada limited liability company (“Mako”), Deep Down International Holdings, LLC, a Nevada limited-liability company (“DDIH”) and Deep Down Brasil, Ltda, a Brazilian limited liability company (“Deep Down Brasil”). In August 2012, we consolidated the operations of Mako into Deep Down Delaware.

We provide services to the offshore energy industry to support deepwater exploration, development and production of oil and gas and other maritime operations.  We are primarily a service company and produce custom engineered products that assist us in fulfilling service objectives for specific projects on a contractual basis.  We design and manufacture a broad line of deep water equipment, surface equipment and offshore rig equipment that are used by major integrated, large independent and foreign national oil and gas companies in offshore areas throughout the world.  We also manufacture monitoring and control systems used by offshore energy and other maritime operations.  Our products are often initially developed in direct response to customer requests for solutions to critical problems in the field.  We also serve the growing offshore petroleum and maritime industries with technical management and support services.  Set forth below is a more detailed description of important services and products we provide.

This Offering

All 4,443,611 shares of common stock offered herein were sold pursuant to a private offering of our common stock in September 2013 to sixty (60) accredited investors pursuant to an exemption from registration provided by Rule 506 of the Securities Act of 1933, as amended (the “Act”).

Risks Affecting Us

We are subject to a number of risks that you should consider before you decide to purchase our common stock. Those risks are discussed more fully under the heading “Risk Factors” on page 3.

This Prospectus is part of a Registration Statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, certain Selling Shareholders may from time to time sell the shares of common stock described in this Prospectus in one or more offerings.

THE OFFERING

The table below summarizes our shares of common stock outstanding connected with and after this offering.

Common stock offered for resale to the public by the Selling Shareholders (1):	4,443,611 shares
Common stock outstanding after this offering (2):	15,275,081 shares
Use of proceeds from this offering:	We will not receive any proceeds from the resale of our common stock in this offering (see “Use of Proceeds” on page 9).
OTCQX Marketplace Trading Symbol:	OTCQX: DPDW
Risk factors	See “Risk Factors” beginning on page 3 and the other information included in this Prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our common stock.

____________________

(1) All 4,443,611 shares of common stock offered herein were sold pursuant to a private offering of our common stock in September 2013 to sixty (60) accredited investors pursuant to an exemption from registration provided by Rule 506 of the Act.

(2) The number of shares of our common stock outstanding after this offering is based on the number of shares outstanding as of September 30, 2013 and excludes:

•	Common shares in an amount equal to 15% of the total number of shares outstanding reserved for issuance under our stock purchase plan.

RISK FACTORS

If you purchase our common stock, you will be taking on a high degree of financial risk.  In deciding whether or not to purchase our common stock, you should carefully consider the following discussion of risks, together with the other information contained in this Prospectus.  The occurrence of any of the following risks could materially harm our business and financial condition and our ability to raise additional capital in the future.  In that event, the market price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business

We derive most of our revenues from companies in the offshore oil and gas industry, a historically cyclical industry with levels of activity that are significantly affected by the levels and volatility of oil and gas prices.

We derive most of our revenues from customers in the offshore oil and gas exploration, development and production industry.  The offshore oil and gas industry is a historically cyclical industry characterized by significant changes in the levels of exploration and development activities. Oil and gas prices, and market expectations of potential changes in those prices, significantly affect the levels of those activities.  Worldwide political, economic and military events have contributed to oil and gas price volatility and are likely to continue to do so in the future. Any prolonged reduction in the overall level of offshore oil and gas exploration and development activities, whether resulting from changes in oil and gas prices or otherwise, could materially and adversely affect our financial condition and results of operations in our segments within our offshore oil and gas business.

Some factors that have affected and are likely to continue affecting oil and gas prices and the level of demand for our services and products include the following:

•	worldwide demand for oil and gas;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and pricing;

•	the level of production by non-OPEC countries;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	advances in exploration and development technology;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

Our business involves numerous operating hazards that may not be covered by insurance. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations.

Our products are used in potentially hazardous drilling, completion and production applications that can cause personal injury, product liability and environmental claims. A catastrophic occurrence at a location where our equipment and/or services are used may expose us to substantial liability for personal injury, wrongful death, product liability or commercial claims. To the extent available, we maintain insurance coverage that we believe is customary in the industry. Such insurance does not, however, provide coverage for all liabilities, and we cannot assure you that our insurance coverage will be adequate to cover claims that may arise or that we will be able to maintain adequate insurance at rates we consider reasonable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations.

We may lose money on fixed-price contracts.

A portion of our business consists of designing, manufacturing, selling and installing equipment for major projects pursuant to competitive bids, and is performed on a fixed-price basis. Under these contracts, we are typically responsible for all cost overruns, other than the amount of any cost overruns resulting from requested changes in order specifications. Our actual costs and any gross profit realized on these fixed-price contracts will often vary from the estimated amounts on which these contracts were originally based.  This may occur for various reasons, including:

•	errors in estimates or bidding;

•	changes in availability and cost of labor and materials; or

•	variations in productivity from our original estimates.

These variations and the risks inherent in our projects may result in reduced profitability or losses on projects. Depending on the size of a project, variations from estimated contract performance could have a significant impact on our operating results.

Our business could be adversely affected if we do not develop new products.

Technology is an important component of our business and growth strategy, and our success as a company depends to a significant extent on the development and implementation of new product designs and improvements. Whether we can continue to develop systems and services and related technologies to meet evolving industry requirements and, if so, at prices acceptable to our customers will be significant factors in determining our ability to compete in the industry in which we operate. Many of our competitors are large multinational companies that may have significantly greater financial resources than we have, and they may be able to devote greater resources to research and development of new systems, services and technologies than we are able to do.

Loss of our key management or other personnel could adversely impact our business.

We depend on the services of our executive management team, including Ronald E. Smith and Eugene L. Butler. The loss of any of these officers could have a material adverse effect on our operations and financial condition. In addition, competition for skilled machinists, fabricators and technical personnel among companies that rely heavily on engineering and technology is intense, and the loss of qualified employees or an inability to attract, retain and motivate additional highly skilled employees required for the operation and expansion of our business could hinder our ability to conduct research activities successfully and develop and produce marketable products and services. While we believe that our wage rates are competitive and that our relationship with our skilled labor force is good, a significant increase in the wages paid by competing employers could result in a reduction of our skilled labor force, increases in the wage rates paid by us, or both. If either of these events were to occur, in the near-term, the profits realized by us from work in progress would be reduced and, in the long-term, our production capacity and profitability could be diminished, and our growth potential could be impaired.  Additionally, if we were to lose the services of our officers for any reason, we could face substantial costs and expenses to locate individuals with similar capabilities and/or may not be able to find suitable candidates to fill the vacancies left by such individuals, either of which could have a material adverse effect on our results of operations.

We may not be successful in integrating businesses that we may acquire.

The successful integration of acquired businesses is important to our future financial performance.  We may not achieve the anticipated benefits from any acquisition unless the operations of the acquired business are successfully combined with ours in a timely manner. The integration of our acquisitions will require substantial attention from our management.  The diversion of the attention of our management, and any difficulties encountered in the transition process, could have a material adverse effect on our operations and financial results.  The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures.  There can be no assurance that there will not be substantial costs associated with such activities or that there will not be other material adverse effects of these integration efforts. In addition, the process of integrating the various businesses could also cause the interruption of, or a loss of momentum in, the activities of some or all of these businesses, which could have a material adverse effect on our operations and financial results. There can be no assurance that we will realize any of the anticipated benefits from our acquisitions.  The acquisition of oil service companies that are not profitable, or the acquisition of new facilities that result in significant integration costs and inefficiencies, could also adversely affect our profitability.

Our current and anticipated future growth has placed, and will continue to place, significant demands on our management, operational and financial resources.  Our ability to manage our growth effectively will require us to continue to improve our operational, financial and management information systems and to continue to attract, train, motivate, manage and retain key employees.  We may not be able to manage our expanded operations effectively.

We may not be successful in implementing our strategy or in responding to ongoing changes in the oil service industry which may require adjustments to our strategy.  If we are unable to implement our strategy successfully or do not respond timely and adequately to ongoing changes in the healthcare industry, our business, financial condition and results of operations will be materially adversely affected.

If we undertake international operations, it will involve additional risks not associated with our domestic operations.

If we become involved in international operations, the effect on our business from the risks we described will not be the same in all countries and jurisdictions.  By way of example, recently there has been political instability and civil unrest in Indonesia and West Africa and general economic downturns in Asia and Brazil.  However, the specific risks associated with our operations in foreign areas will include risks of:

•	multiple, conflicting, and changing laws and regulations, export and import restrictions, and employment laws;

•	regulatory requirements, and other government approvals, permits, and licenses;

•	potentially adverse tax consequences;

•	political and economic instability, including wars and acts of terrorism; political unrest, boycotts, curtailments of trade, and other business restrictions;

•	expropriation, confiscation or nationalization of assets;

•	renegotiation or nullification of existing contracts;

•	difficulties and costs in recruiting and retaining individuals skilled in international business operations;

•	foreign exchange restrictions;

•	foreign currency fluctuations;

•	foreign taxation;

•	the inability to repatriate earnings or capital;

•	changing political conditions;

•	changing foreign and domestic monetary policies;

•	regional economic downturns; and

•	foreign governmental regulations favoring or requiring the awarding of contracts to local contractors or requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction that may harm our ability to compete.

Our offshore oilfield operations involve a variety of operating hazards and risks that could cause losses.

Our operations are subject to the hazards inherent in the offshore oilfield business.  These include blowouts, explosions, fires, collisions, capsizing and severe weather conditions. These hazards could result in personal injury and loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage and suspension of operations. We may incur substantial liabilities or losses as a result of these hazards.  While we maintain insurance protection against some of these risks, and seek to obtain indemnity agreements from our customers requiring the customers to hold us harmless from some of these risks, our insurance and contractual indemnity protection may not be sufficient or effective to protect us under all circumstances or against all risks.  The occurrence of a significant event not fully insured or indemnified against or the failure of a customer to meet its indemnification obligations to us could materially and adversely affect our results of operations and financial condition.

Laws and government regulations may add to our costs or adversely affect our operations.

Our business is affected by changes in public policy and by federal, state, local and foreign laws and regulations relating to the energy industry.  Oil and gas exploration and production operations are affected by tax, environmental and other laws relating to the petroleum industry, by changes in those laws and changes in related administrative regulations. It is also possible that these laws and regulations may in the future add significantly to our operating costs or those of our customers or otherwise directly or indirectly affect our operations.

Environmental laws and regulations can increase our costs, and our failure to comply with those laws and regulations can expose us to significant liabilities.

Risks of substantial costs and liabilities related to environmental compliance issues are inherent in our operations. Our operations are subject to extensive federal, state, local and foreign laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment.  Permits are required for the operation of various facilities, and those permits are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines, injunctions or both. In some cases, those governmental requirements can impose liability for the entire cost of cleanup on any responsible party without regard to negligence or fault and impose liability on us for the conduct of or conditions others have caused, or for our acts that complied with all applicable requirements when we performed them.  It is possible that other developments, such as stricter environmental laws and regulations, and claims for damages to property or persons resulting from our operations, would result in substantial costs and liabilities.  Our insurance policies and the contractual indemnity protection we seek to obtain from our customers may not be sufficient or effective to protect us under all circumstances or against all risks involving compliance with environmental laws and regulations.

We may be unable to successfully compete with other manufacturers of drilling and production equipment.

Several of our primary competitors are diversified multinational companies with substantially larger operating staffs and greater capital resources than ours and which have been engaged in the manufacturing business for a much longer time than us. If these competitors substantially increase the resources they devote to developing and marketing competitive products and services, we may not be able to compete effectively. Similarly, consolidation among our competitors could enhance their product and service offerings and financial resources, further intensifying competition.

The loss of a significant customer could have an adverse impact on our financial results.

Our principal customers are major integrated oil and gas companies, large independent oil and gas companies and foreign national oil and gas companies. Offshore drilling contractors and engineering and construction companies also represent a portion of our customer base. During the year ended December 31, 2012, our top 5 customers represented approximately 53% of total revenues. While we are not dependent on any one customer or group of customers, the loss of one or more of our significant customers could, at least on a short-term basis, have an adverse effect on our results of operations.

Our customers’ industries are undergoing continuing consolidation that may impact our results of operations.

The oil and gas industry is rapidly consolidating and, as a result, some of our largest customers have consolidated and are using their size and purchasing power to seek economies of scale and pricing concessions. This consolidation may result in reduced capital spending by some of our customers or the acquisition of one or more of our primary customers, which may lead to decreased demand for our products and services. We cannot assure you that we will be able to maintain our level of sales to a customer that has consolidated or replace that revenue with increased business activity with other customers. As a result, the acquisition of one or more of our primary customers may have a significant negative impact on our results of operations or our financial condition. We are unable to predict what effect consolidations in the industry may have on price, capital spending by our customers, our selling strategies, our competitive position, our ability to retain customers or our ability to negotiate favorable agreements with our customers.

Increases in the cost of raw materials and energy used in our manufacturing processes could negatively impact our profitability.

Commodity prices for items such as nickel, molybdenum and heavy metal scrap that are used to make the steel alloys required for our products increased significantly, resulting in an increase in our raw material costs. Similarly, energy costs to produce our products have increased significantly. If we are not successful in raising our prices on products, our margins will be negatively impacted.

Future capital needs.

Our growth and continued operations could be impaired by limitations on our access to the capital markets. There can be no assurance that capital from outside sources will be available, or if such financing is available, it may involve issuing securities senior to the common stock or equity financings which are dilutive to holders of the common stock.

We depend on third party suppliers for timely deliveries of raw materials, and our results of operations could be adversely affected if we are unable to obtain adequate supplies in a timely manner.

Our manufacturing operations depend upon obtaining adequate supplies of raw materials from third parties. The ability of these third parties to deliver raw materials may be affected by events beyond our control. Any interruption in the supply of raw materials needed to manufacture our products could adversely affect our business, results of operations and reputation with our customers.

Limitation on Remedies, Indemnification

The Company’s Bylaws provide that the officers and directors will only be liable to the Company for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company’s assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations hereunder is against public policy and therefore unenforceable.

Our internal controls over percentage-of-completion accounting for fixed-price contracts may be inadequate, which could cause our financial reporting to be unreliable.

At December 31, 2012, the Company reported a material weakness (“Material Weakness”) related to percentage-of-completion (“POC”) accounting for fixed-price contracts. During the fiscal quarter ended March 31, 2013, in order to begin to remediate the Material Weakness, the Company created and filled a financial management position within its project operations function, the primary responsibilities of which are to ensure: (a) that initial and updated detailed cost estimates and POC accounting schedules for fixed-price contracts are timely and accurately prepared; (b) proper segregation of accounting for time and materials aspects from POC aspects of contracts containing both; (c) effective financial management review of contract terms; (d) effective communication with accounting personnel, and (d) along with accounting personnel, effective financial management review of the POC accounting revenue recognition calculations.

Based on this remediation effort, the Company’s management, with the participation of the principal executive and principal financial officer, has concluded that, although significant progress toward remediation of the Material Weakness has been achieved, the Material Weakness still existed during the fiscal quarter ended June 30, 2013. It is our belief that we will be able to have the Material Weakness fully remediated by the end of the fiscal year ending December 31, 2013.

Risks Related to this Offering

We may face penalties if we fail to timely obtain effectiveness of this Registration Statement.

If this Registration Statement is not declared effective by December 9, 2013, or January 8, 2014 in the event of a full review by the Commission (the “Required Effective Date”), then for each month following the Required Effective Date, until the Commission declares the Registration Statement effective, the Company shall, for each such month, pay each Selling Shareholder with respect to any such failure, as damages, an amount equal to 1% (which increases to 2% after the first month) of the purchase price paid by such Selling Shareholder for the shares purchased pursuant to the private offering. Furthermore, if (i) prior to the effective date of this Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of this Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for this Registration Statement to be declared effective or (ii) after the effective date of this Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all securities included in such Registration Statement, or the Selling Shareholders are otherwise not permitted to utilize this Prospectus therein to resell such securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period, then the Company will be required to pay damages in the same manner as set forth in the previous sentence. All such damages are payable monthly and calculated on a daily pro rata basis for any portion of a month prior to the cure of an event triggering damages. In the event the Company must pay damages as set forth above, we may be required to pay damages of $159,970 per month to the Selling Shareholders. As a result, our failure to obtain timely effectiveness of this Registration Statement could cause a material adverse effect on our results of operations and/or force us to pay penalties to the Selling Shareholders. Notwithstanding the foregoing, no damages shall accrue during any time in which the securities covered by this Registration Statement may be sold by non-affiliates without volume or manner of sale restrictions under Rule 144.

Risks Related to the Securities Market and Ownership of Our Common Stock

Our stock price has been and will likely continue to be volatile and you may be unable to resell your shares at or above the price you paid.

The market price of our common stock could be subject to significant fluctuations.  Among the factors that could affect our stock price are:

•	quarterly variations in our operating results;

•	changes in revenue or earnings estimates or publication of research reports by analysts;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	actions by institutional stockholders;

•	general market conditions; and

•	domestic and international economic factors unrelated to our performance.

The stock markets in general and the markets for energy stocks in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In particular, we cannot assure you that you will be able to resell your shares at any particular price, or at all.

Shares eligible for sale in the future could negatively affect our stock price.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur. This might also make it more difficult for us to raise funds through the issuance of securities.  As of September 30, 2013, we had 15,275,081 shares of common stock outstanding, of which 7,545,858 shares are freely tradable or covered by a current Registration Statement, and 4,443,611 shares were freely tradable under this Prospectus. The remaining 3,285,612 shares of common stock outstanding are “restricted securities” as defined in Rule 144 and are held by our “affiliates” (as that term is defined in Rule 144 under the Securities Act).  These restricted securities may be sold in the future pursuant to Registration Statements filed with the SEC or without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

As of September 30, 2013, there were an aggregate of 945,000 shares of common stock issuable upon exercise of outstanding stock options.

We may register additional shares in the future in connection with acquisitions, compensation or otherwise.  We have not entered into any agreements or understanding regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.  Sales of shares of common stock in the public markets or through Rule 144 may have an adverse effect on prevailing market prices for our common stock.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our certificate of incorporation authorizes us to issue, without the approval of our shareholders, one or more classes or series of preferred stock having such preferences, powers and relative, participating, optional and other rights, including preferences over our common stock respecting dividends and distributions, as our Board of Directors may determine.  The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

Investors may face significant restrictions on the resale of our common stock due to federal regulations of penny stocks.

Our common stock is subject to the requirements of Rule 15(g)-9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The penny stock disclosures require a broker-dealer to deliver, prior to any transaction, a disclosure schedule explaining the penny stock market and the risks associated with it; disclosure of commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for our common stock; and sending monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks. Such requirements could severely limit the market liquidity of the securities, the pricing of our common stock, and the ability of purchasers to sell their securities in the secondary market.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar words or phrases. These statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those projected. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this Prospectus or incorporated by reference.

Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons; including the factors described under the heading “Risk Factors” beginning on page 3.

You should not unduly rely on these forward-looking statements, which speak only as of the date on which it is made. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Prospectus or to reflect the occurrence of unanticipated events. You should review the factors and risks we describe in the reports we file from time to time with the SEC after the date of this Prospectus. The reports we file from time to time with the SEC are available to the public over the Internet at the SEC’s website http://www.sec.gov.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Selling Shareholders’ shares of common stock registered herein.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 24,500,000 common shares, $0.001 par value, and 10,000,000 of all series of preferred stock, $0.001 par value.

Common Stock

As of September 30, 2013, there were 15,275,081 shares of our common stock outstanding, which were held by an estimated 1,101 record owners. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock, after payment of claims of creditors.

No preferred shares are issued and outstanding as of September 30, 2013.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our company or changing our board of directors and management. The holders of our common stock do not have cumulative voting rights in the election of our directors, which makes it more difficult for minority stockholders to be represented on the board. Our articles of incorporation allow our board of directors to issue additional shares of our common stock and new series of preferred stock without further approval of our stockholders. The existence of authorized but unissued shares of common stock and preferred could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger, or otherwise.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with any “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions. We have not elected to opt out of these provisions and if we meet the definition of resident domestic corporation, now or in the future, our company will be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders; and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

Applicability of the Nevada business combination statute would discourage parties interested in taking control of our company if they cannot obtain the approval of our board of directors. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10th day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the common stock offered by this Prospectus is being passed upon for us by Lewis Roca Rothgerber LLP, which does not hold any interest in the Company, contingent or otherwise.

EXPERTS

The consolidated financial statements of Deep Down, Inc. as of and for the years ended December 31, 2012 and 2011, incorporated by reference in this Prospectus, have been included in reliance on the report dated March 28, 2013 of Hein & Associates LLC, an independent registered public accounting firm, given on the authority of such firm as experts on accounting and auditing.

SHARES AVAILABLE FOR FUTURE SALE

As of September 30, 2013 we had 15,275,081 shares of our Common Stock outstanding, of which 7,545,858 shares were freely tradable or covered by a current Registration Statement and 4,443,611 shares will be freely tradable under this Prospectus.  The remaining 3,285,612 shares of our Common Stock outstanding are “restricted securities” as defined in Rule 144 and are held by our “affiliates” (as that term is defined in Rule 144 under the Securities Act). These restricted securities may be sold in the future pursuant to Registration Statements filed with the SEC or without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

As of September 30, 2013, there were an aggregate of 985,000 shares of our Common Stock issuable upon exercise of outstanding stock options.

We may register additional shares in the future in connection with acquisitions, compensation or otherwise. We have not entered into any agreements or understanding regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.  Sales of shares of common stock in the public markets or through Rule 144 may have an adverse effect on prevailing market prices for our common stock.

Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate" of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with, the issuer. Affiliates of the Company may include its directors, executive officers, and persons directly or indirectly owning 10% or more of the outstanding common stock.  Under rules adopted by the Commission, unregistered resales of restricted securities of reporting companies are able to be made by non-affiliates and affiliates after such securities have been held for six (6) months (assuming the issuer remains current in its SEC periodic reporting obligations for an additional six months, and subject to any affiliates complying with certain volume limitations and other resale requirements as set forth in Rule 144), and after one (1) year by affiliates and non-affiliates of non-reporting companies, subject to certain requirements under Rule 144, as it has been amended (including that there is current public information regarding the issuer for sales by affiliates and that other volume limitations are complied with for sales of affiliates, as described in greater detail in Rule 144).

SELLING SHAREHOLDERS

On September 10, 2013 and September 26, 2013, in a private placement we sold an aggregate of 4,443,611 shares of our common stock to the sixty (60) Selling Shareholders listed below.  Under the securities purchase agreement that we entered into with the investors, we agreed to register the shares sold for resale to the public under the Securities Act of 1933.

We are registering the shares to permit the Selling Shareholders to resell them in the manner contemplated under the “Plan of Distribution” beginning on page 16.  When we refer to “Selling Shareholders” in this Prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, successors, and others who later come to hold any of the Selling Shareholders’ interests in shares of our common stock other than through a public sale.

The shares offered by this Prospectus may be offered from time to time by the Selling Shareholders. They may sell some, all or none of their shares. We do not know how long the Selling Shareholders will hold the shares before selling them. We currently have no agreements, arrangements or understandings with the Selling Shareholders regarding the sale of any of the shares.

The following table sets forth the name of each Selling Shareholder, the number of shares owned by each Selling Shareholder before the private placement, the number of shares purchased by each Selling Shareholder in the private placement, and the number of shares of our common stock owned by the Selling Shareholders after this private placement. The number of shares in the column “Number of Shares Purchased” represents all of the shares that a Selling Shareholder may offer under this Prospectus.

The ownership of shares reported in the table below is based upon information provided by each Selling Shareholder and SEC Form 4s, SEC Schedules 13D and 13G, and other public documents filed with the Securities and Exchange Commission.

None of the Selling Shareholders have, or within the past three years has had, any position, office or other material relationship with us.

Based on the information provided to us by the Selling Shareholders, none of the Selling Shareholders is, or is affiliated with, a broker-dealer other than Lake Street Fund, L.P., Wedbush Opportunity Partners, LP., Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Micro Cap Equity Portfolio and Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio.  Each of the Selling Shareholders has represented to us that he or it had no agreements or understanding, directly or indirectly, with any person to distribute the securities.

The Selling Shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares since the date on which the information in the table is presented. Information about the Selling Shareholders may change over time.

The percentages of shares owned after the offering are based on 15,275,081, shares of our common stock outstanding as of September 30, 2013.

For all of the selling shareholders who are not natural persons, unless noted otherwise, the investment managers, general partners, trustees or principals named in the footnotes below have the sole voting and dispositive power over the shares held by the selling shareholders.

		Shares of Common Stock Owned Prior to Private	Number of Shares Purchased in Private	Shares of Common Stock Owned After Private Placement
Name		Placement	Placement	(#)	(%)

Adam Boyd Sellers		–	5,000	5,000	*
Alexis B. Johnson		–	8,000	8,000	*
Allan R Schuman		–	5,000	5,000	*
Anne Hampson Ross		–	15,000	15,000	*
Bard Micro-Cap Value Fund, L.P.	(a)	–	20,000	20,000	*
Blue Clay Capital Master Fund Ltd.	(b)	–	85,000	85,000	*
Bradley Louis Radoff		480,000	164,000	644,000	4.2%
Carol Clark Coolidge Trust UAD 3/13/97		–	5,000	5,000	*
Charles M Hale Living Trust		–	200,000	200,000	1.3%
Christina D. Collier Trust UAD 12/23/2003		–	4,500	4,500	*
Christine Elizabeth Coolidge Rev Living Trust UAD 12/9/02		–	4,000	4,000	*
Citadel Industries, Inc.	(c)	–	17,500	17,500	*
Deborah B. Dewing Trust UAD 6/1/99		–	4,500	4,500	*
Dale F. Snavely Trust UAD 3/30/93		–	20,000	20,000	*
Henry J Underwood Trust UAD 6/25/02		–	8,500	8,500	*
J. Scott Etzler		–	5,000	5,000	*
JAMAKA Capital L.P.	(d)	–	200,000	200,000	1.3%
Jane Lois Kaplan Revocable Trust UAD 9/6/2000		–	8,000	8,000	*
Janet J. Underwood Trust UAD 6/25/02		–	10,000	10,000	*
Jennifer Bard Trust UAD 6/30/05		–	4,000	4,000	*
John Bard Manulis		–	5,000	5,000	*
Joseph H. Ballway, Jr.		–	3,000	3,000	*
Joshua Herrendorf		–	4,000	4,000	*
Julien D Lebourgeois		–	4,000	4,000	*
Katharine B. Dickson & Mark A Dickson JTWROS		–	20,000	20,000	*
Lake Street Fund, L.P.	(e)	–	416,667	416,667	2.7%
Lucy H. Underwood		–	6,000	6,000	*
M. Edwards Sellers & Susan D. Boyd JTWROS		–	20,000	20,000	*
Marc E. Nicholson		–	6,000	6,000	*
Marcia E. Cremin Revocable Trust UAD 3/1/06		–	6,000	6,000	*
Marshall I Steinbaum		–	5,000	5,000	*
Marvin J. Pollack Trust UAD 5/22/90		–	5,000	5,000	*
Mary A Heatter Trust UAD 6/28/2004		–	3,000	3,000	*
Mary E. McAvoy Trust UAD 9/5/84		–	3,000	3,000	*
Mary M. Schwartz Trust UAD 9/5/06		–	3,000	3,000	*
Matthew Moog		–	5,000	5,000	*
MAZ Partners L.P.	(f)	–	125,000	125,000	*
Michael D. Watt Trust UAD 3/15/02		–	5,000	5,000	*
N. Shaw Family Ltd Partnership	(g)	–	4,000	4,000	*
Option Opportunities Corp	(h)	–	41,667	41,667	*
Patrick T. Underwood		–	5,000	5,000	*
Perritt Ultra Microcap Fund	(i)	–	250,000	250,000	1.6%
Perry J. Radoff, P.C., Profit Sharing Plan		–	55,556	55,556	*
Peter L. Abeles and Jonnet S. Abeles, JTWROS		–	3,000	3,000	*
R. Stuyvesant Pierrepont Trust V/W/D 1932	(j)	–	12,000	12,000	*
Robert E. Logan, Jr.		–	3,000	3,000	*
Robert S. Steinbaum		–	7,000	7,000	*
Serenity Now LLC	(k)	–	33,333	33,333	*
Seville Enterprises, LP	(l)	–	10,000	10,000	*
Sidney N. Herman		–	15,000	15,000	*
T. Michael Johnson & Patricia R. Johnson JTWROS		–	5,000	5,000	*
The Perlus Micro Cap Fund L.P.	(m)	1,100,000	194,444	1,294,444	8.5%
Timothy B. Johnson		–	20,000	20,000	*
Warberg Opportunistic Trading Fund LP	(n)	–	69,444	69,444	*
Wedbush Opportunity Partners, LP	(o)	–	250,000	250,000	1.6%
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Micro Cap Equity Portfolio	(p)	–	223,200	223,200	1.5%
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio	(q)	–	1,776,800	1,776,800	11.6%
William A. Carey & Amanda C. Carey JTWROS		–	3,000	3,000	*
William G Escamilla Revocable Trust DTD 7/29/03		–	4,500	4,500	*
William K. Kellogg III 1992 Trust UAD 7/24/92		–	20,000	20,000	*
		1,580,000	4,443,611	6,023,611

_________________

* Less than 1%

(a)     Mr. Timothy B. Johnson, General Partner, has voting and investment control of these shares.

(b)     Mr. Brian Durst, Managing Director, has voting and investment control of these shares.

(c)     Mr. James Boddy, Owner, has voting and investment control of these shares.

(d)     Mr. David J. Douglas, Manager of JAMAKA Capital Management LLC, the G.P., has voting and investment control of these shares.

(e)     Mr. Scott Hood, Managing Director of Lake Street Mgmt, LLC, has voting and investment control of these shares.

(f)     Mr. Walter Schenker, Principal, has voting and investment control of these shares.

(g)     Mr. Bruce P. Shaw, Partner, has voting and investment control of these shares.

(h)     Messrs. Jonathon Blumberg, Daniel Warsh and David Dury exercise voting and investment control of these shares.

(i)     Mr. Michael Corbett, President and CIO, has voting and investment control of these shares.

(j)     Mr. Seth Pierrepont, Trustee, has voting and investment control of these shares.

(k)     Messrs. Jonathon Blumberg, Dan Warsh and Eugene Rintels exercise voting and investment control over these shares.

(l)     Mr. Marvin J. Pollack, Partner, has voting and investment control of these shares.

(m)     Messrs. David Aaron LaSalle, James Lincoln Boucherat, Ashley Le Feuvre, Trevor Lennard Norman and Robert Anthony Christensen exercise voting and investment control of these shares.

(n)     Messrs. Jonathon Blumberg and Dan Warsh exercise voting and investment control over these shares.

(o)     The securities are held directly by Wedbush Opportunity Partners, L.P. (the Fund) for the benefit of the Fund’s investors.  Such securities may be deemed to be indirectly beneficially owned by Wedbush Opportunity Capital, LLC (the General Partner), as the general partner of the Fund, and Jeremy Q. Zhu as a Managing Director of the General Partner and lead member of the General Partners investment team that manages the Fund’s portfolio. Wedbush Opportunity Capital, LLC and Jeremy Zhu, Managing Director, disclaim beneficial ownership of shares owned by Wedbush Opportunity Partners L.P., except to the extent of any pecuniary interest therein.

(p)     Wellington Management Company, LLP (“Wellington Management”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  Wellington Management is the investment adviser to Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Micro Cap Equity Portfolio and in such capacity may be deemed to have shared voting and dispositive power over shares held by such entity.

(q)     Wellington Management Company, LLP (“Wellington Management”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  Wellington Management is the investment adviser to Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio and in such capacity may be deemed to have shared voting and dispositive power over shares held by such entity.

PLAN OF DISTRIBUTION

We are registering shares of common stock to permit the resale of such common stock by the holders from time to time after the date of this Prospectus.  We will not receive any of the proceeds from the sale by the Selling Shareholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the shares of common stock are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.

Each Selling Shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this Prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the Prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. The Selling Shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholders.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Shareholders or any other person. We will make copies of this Prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the common stock offered by this Prospectus is being passed upon for us by Lewis Roca Rothgerber LLP.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the SEC are also available to the public at the SEC’s website at http://www.sec.gov.

We have filed with the Commission a Registration Statement, which contains this Prospectus, on Form S-1 under the Securities Act of 1933.  The Registration Statement relates to the common stock offered by the Selling Shareholders.  This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement.  Please refer to the Registration Statement and its exhibits and schedules for further information about us and the common stock.  Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the Registration Statement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate information by reference into this Prospectus. The information incorporated by reference is considered part of this Prospectus.

We incorporate by reference the documents listed below (other than information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, which is not deemed filed under the Exchange Act):

•	our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on March 28, 2013;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, as filed with the SEC on August 13, 2013;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, as filed with the SEC on May 15, 2013;
•	our Current Report on Form 8-K, as filed with the SEC on September 16, 2013.
•	our Current Report on Form 8-K, as filed with the SEC on August 13, 2013;
•	our Current Report on Form 8-K, as filed with the SEC on June 21, 2013;
•	our Current Report on Form 8-K, as filed with the SEC on May 31, 2013;
•	our Current Report on Form 8-K, as filed with the SEC on May 15, 2013;
•	our Current Report on Form 8-K, as filed with the SEC on April 2, 2013;
•	our Current Report on Form 8-K, as filed with the SEC on March 29, 2013;
•	our Current Report on Form 8-K, as filed with the SEC on March 12, 2013;

We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the Prospectus contained in this Registration Statement on Form S-1 but not delivered with the Prospectus. We will provide these documents at no charge to the requester upon written request directed to Deep Down, Inc., 8827 W. Sam Houston Pkwy N., Ste 100, Houston, TX 77040, Attention: Investor Relations, upon e-mail request to ir@deepdowninc.com or upon oral request made by calling (281) 517-5006.

We also make available free of charge on our internet website at http://www.deepdowncorp.com our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of our website are not part of this Prospectus and should not be relied upon as though they were a part of it.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses payable by the Registrant in connection with the sale and distribution of the securities being registered hereby. Normal commission expenses and brokerage fees are payable individually by the Selling Shareholders. All amounts are estimated except the SEC registration fee and Blue Sky and related expenses.

	Amount
SEC registration fee	$1,417
Accounting fees and expenses	25,000
Legal fees and expenses	25,000
Blue Sky and related expenses	3,250
Printing expenses	7,500
Transfer agents’ fees	5,840
Miscellaneous fees and expenses	7,500	(1)
Total	$75,507

____________________

(1) To be borne 100% by the Registrant.

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s Articles of Incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our Articles of Incorporation provide that no director or officer shall be personally liable to the corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer except (i) for acts or omissions that involve intentional misconduct or a knowing violation of law by he director, (ii) for conduct violating the NRS, or (iii) for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company if so provided in the corporations articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation and Bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent and under all circumstances permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our Articles of Incorporation also provide that we will indemnify our directors and officers to the fullest extent permitted by the NRS and shall advance reasonable costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding without regard to any limitations set forth in the NRS 78.7502. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES

On December 31, 2010, the Company issued 1,000,000 shares of common stock of Deep Down, at a per-share price of $1.40, in a private placement resulting in total proceeds of $1,400,000. The Company relied upon the exemption from registration set forth in Section 4(2) under the Securities Act of 1933, as amended, in connection with the private placement of these securities.

On August 9, 2011, but effective as of June 8, 2011, our board of directors approved our grant of a total of 400,000 shares of non-vested stock to certain key employees and options to additionally purchase 400,000 shares of our common stock for an exercise price of $1.80 per share. These grants were made generally under our 2003 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan and were exempted from registration generally under Section 4(2) of the Securities Act of 1933, as amended. The Company did not receive any consideration at the time of grant of such non-vested shares or options. The shares of non-vested stock are scheduled to vest in one-third portions over a three-year period, but the vesting is also subject to certain performance criteria established for the recipients of such awards. The options are likewise scheduled to vest for purposes of exercise in one-third portions over a three-year period. Upon vesting, the recipients of such options can exercise such options by paying or surrendering shares with a fair market value equal to the exercise price per share for each share of underlying common stock.

On May 29, 2013, the Board of Directors approved a grant of 30,000 shares of restricted stock, with a fair value of $2.00 per share, to a newly-appointed independent director. On June 5, 2013, the board of directors approved a grant of 700,000 shares of restricted stock, with a fair value of $2.03 per share, to certain key employees. These grants were made generally under our 2003 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan, which has been approved by the shareholders, and were exempted from registration generally under Section 4(2) of the Securities Act of 1933, as amended. The Company did not receive any consideration at the time of grant of such restricted shares or options. These shares of restricted stock are scheduled to vest in one-third portions over a three-year period.

Reverse Stock Split

On July 18, 2012, the Company effected a one-for-twenty reverse stock split (“Reverse Stock Split”) of its common stock.

Name	Number of Shares Purchased in September 10, 2013 Private Placement
Blue Clay Capital Master Fund Ltd.	85,000
Bradley Louis Radoff	164,000
Charles M Hale Living Trust	200,000
JAMAKA Capital L.P.	200,000
Lake Street Fund, L.P.	416,667
MAZ Partners L.P.	125,000
Option Opportunities Corp	41,667
Perritt Ultra Microcap Fund	250,000
Perry J. Radoff, P.C., Profit Sharing Plan	55,556
Serenity Now LLC	33,333
The Perlus Micro Cap Fund L.P.	194,444
Warberg Opportunistic Trading Fund LP	69,444
Wedbush Opportunity Partners, LP	250,000
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Micro Cap Equity Portfolio	223,200
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio	1,776,800
Total	4,085,111

Name	Number of Shares Purchased in September 26, 2013 Private Placement
Adam Boyd Sellers	5,000
Alexis B. Johnson	8,000
Allan R Schuman	5,000
Anne Hampson Ross	15,000
Bard Micro-Cap Value Fund, L.P.	20,000
Carol Clark Coolidge Trust UAD 3/13/97	5,000
Christina D. Collier Trust UAD 12/23/2003	4,500
Christine Elizabeth Coolidge Rev Living Trust UAD 12/9/02	4,000
Citadel Industries, Inc.	17,500
Deborah B. Dewing Trust UAD 6/1/99	4,500
Dale F. Snavely Trust UAD 3/30/93	20,000
Henry J Underwood Trust UAD 6/25/02	8,500
J. Scott Etzler	5,000
Jane Lois Kaplan Revocable Trust UAD 9/6/2000	8,000
Janet J. Underwood Trust UAD 6/25/02	10,000
Jennifer Bard Trust UAD 6/30/05	4,000
John Bard Manulis	5,000
Joseph H. Ballway, Jr.	3,000
Joshua Herrendorf	4,000
Julien D Lebourgeois	4,000
Katharine B. Dickson & Mark A Dickson JTWROS	20,000
Lucy H. Underwood	6,000
M. Edwards Sellers & Susan D. Boyd JTWROS	20,000
Marc E. Nicholson	6,000
Marcia E. Cremin Revocable Trust UAD 3/1/06	6,000
Marshall I Steinbaum	5,000
Marvin J. Pollack Trust UAD 5/22/90	5,000
Mary A Heatter Trust UAD 6/28/2004	3,000
Mary E. McAvoy Trust UAD 9/5/84	3,000
Mary M. Schwartz Trust UAD 9/5/06	3,000
Matthew Moog	5,000
Michael D. Watt Trust UAD 3/15/02	5,000
N. Shaw Family Ltd Partnership	4,000
Patrick T. Underwood	5,000
Peter L. Abeles and Jonnet S. Abeles, JTWROS	3,000
R. Stuyvesant Pierrepont Trust V/W/D 1932	12,000
Robert E. Logan, Jr.	3,000
Robert S. Steinbaum	7,000
Seville Enterprises, LP	10,000
Sidney N. Herman	15,000
T. Michael Johnson & Patricia R. Johnson JTWROS	5,000
Timothy B. Johnson	20,000
William A. Carey & Amanda C. Carey JTWROS	3,000
William G Escamilla Revocable Trust DTD 7/29/03	4,500
William K. Kellogg III 1992 Trust UAD 7/24/92	20,000
Total	358,500

ITEM 16.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Reorganization among MediQuip Holdings, Inc., Deep Down, Inc., and the majority shareholders of Deep Down, Inc. (incorporated by reference from Exhibit 2.1 to our Form 10-KSB/A filed on May 1, 2008).
3.1

Articles of Incorporation of Deep Down, Inc. (conformed to include the amendment of the Articles of Incorporation filed with the Secretary of State of the State of Nevada on September 29, 2008 (incorporated by reference from Exhibit A to our Schedule 14C filed on August 15, 2008).

3.2	Amended and Restated By Laws of Deep Down, Inc. (incorporated by reference from Exhibit B to our Schedule 14C filed on August 15, 2008).
4.1

Common Stock Purchase Warrant for 320,000 shares of common stock of Deep Down, Inc. issued to Dragonfly Capital Partners, LLC dated August 6, 2007 (incorporated herein by reference from Exhibit 4.2 to our Form 10-KSB filed on April 1, 2008).

4.2

Common Stock Purchase Warrant for 118,812 shares of common stock of Deep Down, Inc. issued to Dragonfly Capital Partners, LLC dated January 4, 2008 (incorporated herein by reference from Exhibit 4.3 to our Form 10-KSB filed on April 1, 2008).

4.3

Securities Purchase Agreement, dated December 31, 2010, by and among Deep Down, Inc. and Flotation Investor, LLC (incorporated herein by reference from Exhibit 10.3 to our Form 8-K filed on January 5, 2011).

4.4	6% Subordinated Debenture of Deep Down, Inc. dated March 31, 2008 (incorporated herein by reference from Exhibit 4.1 to our Form 10-Q filed on May 16, 2008).
5.1*	Opinion of Lewis Roca Rothgerber LLP, counsel to the Company, as to the legality of the Common Stock being registered
10.1

Amended and Restated Credit Agreement, entered into as of April 14, 2010, between Deep Down, Inc., as borrower, and Whitney National Bank, as lender, including the Guarantor’s Consent and Agreement as signed on behalf of ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC, Deep Down, Inc. and Deep Down International Holdings, LLC (incorporated herein by reference from Exhibit 10.31 to our Form 10-K filed on April 15, 2010).

10.2

First Amendment to Amended and Restated Credit Agreement, dated December 31, 2010, by and among Deep Down, Inc., as borrower, and Whitney National Bank, as lender, including the Guarantor’s Consent and Agreement as signed on behalf of ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC, Deep Down, Inc. and Deep Down International Holdings, LLC (incorporated herein by reference from Exhibit 10.4 to our Form 8-K filed on January 5, 2011).

10.3

Guaranty, dated as of November 11, 2008, by ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc. for the benefit of Whitney National Bank (incorporated herein by reference from Exhibit 10.2 to our Form 10-Q filed on November 14, 2008).

10.4	Joinder to Guaranty, dated as of February 13, 2009, by Deep Down International Holdings, LLC (incorporated herein by reference from Exhibit 10.5 to our Form 10-K filed on March 16, 2009).
10.5

Security Agreement, dated as of November 11, 2008, among Deep Down, Inc., ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc. for the benefit of Whitney National Bank (incorporated herein by reference from Exhibit 10.3 to our Form 10-Q filed on November 14, 2008).

10.6	Joinder to Security Agreement, dated as of February 13, 2009, by Deep Down International Holdings, LLC (incorporated herein by reference from Exhibit 10.7 to our Form 10-K filed on March 16, 2009).
10.7

First Amendment to Security Agreement, dated as of December 18, 2008, by Deep Down, Inc., ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc. for the benefit of Whitney National Bank (incorporated herein by reference from Exhibit 10.3 to our Form 8-K filed on December 19, 2008).

10.8	Second Amendment to Security Agreement, executed as of May 29, 2009, by Deep Down, Inc., ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC and Deep Down, Inc., for the benefit of Whitney National Bank (incorporated by reference from Exhibit 10.4 to our Form 8-K filed on June 2, 2009).

10.9	Deed of Trust, Security Agreement and UCC Financing Statement for Fixture Filing, executed as of May 29, 2009, by Deep Down, Inc., as grantor, in favor of Gary M. Olander, as trustee, for the benefit of Whitney National Bank, as beneficiary (incorporated by reference from Exhibit 10.2 to our Form 8-K filed on June 2, 2009).
10.10	Ratification of Guaranty, Security Agreement, and Intercreditor Agreement, dated April 14, 2010, among Deep Down, Inc., a Nevada corporation, as borrower, and ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC, Deep Down, Inc., a Delaware corporation, each a guarantor, and Whitney National Bank, a national banking association, as lender (incorporated by reference from Exhibit 10.36 to our Form 10-K filed on April 15, 2011).
10.11	First Modification to Deed of Trust, dated April 14, 2010, executed by Deep Down, Inc., as grantor, for the benefit of Whitney National Bank, as lender (incorporated by reference from Exhibit 10.37 to our Form 10-K filed on April 15, 2010).
10.12	First Modification to Assignment of Leases and Rents, dated April 14, 2010, executed by Deep Down, Inc., as assignor, and Whitney National Bank, as assignee (incorporated by reference from Exhibit 10.38 to our Form 10-K filed on April 15, 2010).
10.13	ROV Term Loan, dated April 14, 2010, executed by Deep Down, Inc. and paid to the order of Whitney National Bank (incorporated by reference from Exhibit 10.32 to our Form 10-K filed on April 15, 2010).
10.14	RE Term Loan, dated April 14, 2010, executed by Deep Down, Inc. and paid to the order of Whitney National Bank (incorporated by reference from Exhibit 10.33 to our Form 10-K filed on April 15, 2010).
10.15	RLOC Term Loan, dated April 14, 2010, executed by Deep Down, Inc. and paid to the order of Whitney National Bank (incorporated by reference from Exhibit 10.34 to our Form 10-K filed on April 15, 2010).
10.16	LC Note, dated April 14, 2010, executed by Deep Down, Inc. and paid to the order of Whitney National Bank (incorporated by reference from Exhibit 10.35 to our Form 10-K filed on April 15, 2010).
10.17	Office Building Lease, dated November 24, 2008, between Deep Down, Inc. and A-K-S-L 49 Beltway 8, L.P. (incorporated herein by reference from Exhibit 10.18 to our Form 10-K filed on March 16, 2009).
10.18	Purchase and Sale Agreement, dated May 22, 2009, by and between Deep Down, Inc. and JUMA Properties, LLC (incorporated by reference from Exhibit 10.1 to our Form 8-K filed on June 2, 2009).
10.19	Employment Agreement, dated effective as of January 1, 2010, between Deep Down, Inc. and Eugene L. Butler (incorporated by reference from Exhibit 10.2 to our Form 8-K filed on January 15, 2010).
10.20

Amended and Restated Employment Agreement, dated effective as of January 1, 2010, between Deep Down, Inc. and Ronald E. Smith (incorporated by reference from Exhibit 10.1 to our Form 8-K filed on January 15, 2010).

10.21	Employment Agreement, dated effective as of February 17, 2010, between Deep Down, Inc. and Michael J. Newbury (incorporated by reference from Exhibit 10.30 to our Form 10-K filed on April 15, 2010).
10.22	Stock Option, Stock Warrant and Stock Award Plan (incorporated by reference from Exhibit 4.10 to our Form S-1 Registration Statement (file no. 333-152435) filed on July 21, 2008).
10.23	Stock Purchase Agreement, dated May 3, 2010, among Deep Down, Inc., Cuming Corporation and the Selling Stockholders named therein (incorporated by reference from Exhibit 10.1 to our Form 8-K filed on May 5, 2010).
10.24	Amendment No. 1 to Stock Purchase Agreement, dated July 13, 2010, among Deep Down, Inc., Cuming Corporation and the Selling Stockholders named therein (incorporated by reference from Exhibit 10.1 to our Form 8-K filed on July 14, 2010).
10.25	Amendment No. 2 to Stock Purchase Agreement, dated October 4, 2010, among Deep Down, Inc., Cuming Corporation and the Selling Stockholders named therein (incorporated by reference from Exhibit 10.1 to our Form 8-K filed on October 4, 2010).
10.26	Amendment No. 3 to Stock Purchase Agreement, dated effective as of October 31, 2010, among Deep Down, Inc., Cuming Corporation and the Selling Stockholders named therein (incorporated by reference from Exhibit 10.1 to our Form 8-K filed on November 8, 2010).
10.27	Agreement and Amendment No. 4 to Stock Purchase Agreement, dated effective as of November 30, 2010, among Deep Down, Inc., Cuming Corporation and the Selling Stockholders named therein (incorporated by reference from Exhibit 10.1 to our Form 8-K filed on December 9, 2010).
10.28	Waiver Agreement, dated April 28, 2010, by and between Whitney National Bank, as lender, and Deep Down, Inc., as borrower (incorporated by reference from Exhibit 10.2 to our Form 8-K filed on May 5, 2010).
10.29	Contribution Agreement, dated December 31, 2010, by and among Deep Down, Inc., Flotation Technologies, Inc., Cuming Flotation Technologies, LLC and Flotation Investor, LLC (incorporated by reference from Exhibit 10.1 to our Form 8-K filed on January 5, 2011).

10.30	Contract Assignment and Amendment Agreement, dated December 31, 2010, by and among Deep Down, Inc., Cuming Flotation Technologies, LLC and Cuming Corporation (incorporated by reference from Exhibit 10.2 to our Form 8-K filed on January 5, 2011).
10.31	Amended and Restated Limited Liability Company Agreement of Cuming Flotation Technologies, LLC, dated December 31, 2010 (incorporated by reference from Exhibit 10.5 to our Form 8-K filed on January 5, 2011).
10.32	Management Services Agreement, dated effective as of January 1, 2011, by and among Deep Down, Inc. and Cuming Flotation Technologies, LLC (incorporated by reference from Exhibit 10.6 to our Form 8-K filed on January 5, 2011).
10.33	First Amendment to Management Services Agreement, dated effective as of March 1, 2011, by and among Deep Down, Inc. and Cuming Flotation Technologies, LLC (incorporated by reference from Exhibit 10.1 to our Form 8-K filed on March 8, 2011).
10.34	Waiver dated March 25, 2011, by and between Whitney National Bank, as lender, and Deep Down, Inc., as borrower (incorporated by reference from Exhibit 10.41 to our Form 10-K filed on April 15, 2011).
10.35

Second Amendment to Amended and Restated Credit Agreement, dated April 12, 2011, by and among Deep Down, Inc., as borrower, and Whitney National Bank, as lender, including the Guarantor’s Consent and Agreement as signed on behalf of ElectroWave USA, Inc., Flotation Technologies, Inc., Mako Technologies, LLC, Deep Down, Inc. and Deep Down International Holdings, LLC (incorporated by reference from Exhibit 10.42 to our Form 10-K filed on April 15, 2011).

10.36	Third Amendment to Amended and Restated Credit Agreement, dated as of June 9, 2011, by and among Deep Down, Inc. and Whitney Bank (incorporated by reference from Exhibit 10.1 to our Form 8-K filed on June 15, 2011).
10.37	Stock Repurchase Agreement, dated as of June 9, 2011, by and among Deep Down, Inc. and Whitney Bank (incorporated by reference from Exhibit 10.2 to our Form 8-K filed on June 15, 2011).
10.38	Acquisition Term Note, dated June 9, 2011, by and among Deep Down, Inc. and Whitney Bank (incorporated by reference from Exhibit 10.2 to our Form 8-K filed on June 15, 2011).
10.39	Indemnification and Contribution Agreement, dated October 7, 2011, by and among Deep Down, Inc., York Special Opportunities Fund, L.P., Flotation Investor, LLC and Cuming Flotation Technologies, LLC (incorporated by reference from Exhibit 10.1 to our Form 8-K filed on October 14, 2011).
10.40	Fourth Amendment to Amended and Restated Credit Agreement, dated April 15, 2012, by and among Deep Down, Inc. and Whitney Bank (incorporated by reference from Exhibit 10.1 to our Form 10-Q filed on May 15, 2012).
10.41	Fifth Amendment to Amended and Restated Credit Agreement, dated as of March 5, 2013, by and among Deep Down, Inc. and Whitney Bank (incorporated by reference from Exhibit 10.1 to our Form 8-K filed on March 12, 2013).
10.42	Equipment Term Note, dated as of March 5, 2013, made by Deep Down, Inc. to the order of Whitney Bank (incorporated by reference from Exhibit 10.2 to our Form 8-K filed on March 12, 2013).
10.43	Building and Land Lease Agreement between W&P Development Corporation, as Landlord, and Deep Down, Inc., as Tenant, dated effective June 1, 2013 (incorporated by reference from Exhibit 10.1 to our Form 8-K filed on June 21, 2013).
10.44	Securities Purchase Agreement, dated September 9, 2013, between Deep Down, Inc. and the purchaser parties thereto (incorporated by reference from Exhibit 10.1 to our Form 8-K filed on September 16, 2013).
10.45	Registration Rights Agreement, dated September 9, 2013, between Deep Down, Inc. and the purchaser parties thereto (incorporated by reference from Exhibit 10.2 to our Form 8-K filed on September 16, 2013).
21.1*	Subsidiary list.
23.1*	Consent of HEIN & Associates LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Lewis Roca Rothgerber LLP (included in Exhibit 5.1)

______________________

* Filed herewith.

ITEM 17.     UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement or is contained in a form of Prospectus filed pursuant to 424(b) that is part of this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each Prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed Prospectus was deemed part of and included in this Registration Statement; and

(B)	Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or Prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or Prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or Prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(C)	If the Registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or Prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or Prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or Prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary Prospectus or Prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 4, 2013.

DEEP DOWN, INC.

(Registrant)

By: /s/ Ronald E. Smith

Ronald E. Smith, Chief Executive Officer

(Principal Executive Officer)

By: /s/ Eugene L. Butler

Eugene L. Butler, Chief Financial Officer

(Principal Financial Officer)

By: /s/ Ira B. Selya

Ira B. Selya, Corporate Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signatures	Title	Date

/s/ Ronald E. Smith	President, Chief Executive Officer and Director	October 4, 2013
Ronald E. Smith	(Principal Executive Officer)

/s/ Eugene L. Butler	Executive Chairman and Chief Financial Officer	October 4, 2013
Eugene L. Butler	(Principal Executive Officer)

/s/ Mary L. Budrunas	Corporate Secretary and Director	October 4, 2013
Mary L. Budrunas

/s/ Randolph W. Warner	Director	October 4, 2013
Randolph W. Warner

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